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THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE
TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY AT THE COMPANY'S SOLE COST AND EXPENSE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH ISSUANCE IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

THE SHARES REPRESENTED BY THIS CERTIFICATE OR FOR WHICH THIS CERTIFICATE OR INSTRUMENT IS EXERCISABLE OR INTO WHICH THIS CERTIFICATE OR INSTRUMENT IS CONVERTIBLE ARE SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT DATED AS OF MARCH 22,1999, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY.

THIS NOTE IS SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, DATED AS OF MARCH __, 1999, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY.

                             AD-STAR SERVICES, INC.
             12% CONVERTIBLE SUBORDINATED UNSECURED PROMISSORY NOTE




$50,000                                                           March 22, 1999
                                                      Marina del Rey, California


                  FOR VALUE RECEIVED, AD-STAR SERVICES, INC., a New York corporation (the "Company" or "Maker") with its principal executive office at 4553 Glencoe Avenue, Marina del Rey. California 90292, promises to pay to Rolling Oaks Enterprises, LLC, a Delaware limited liability company (the "Payee" or the "holder of this Note"), having an address at 1501 Main Street, Suite 201, Venice, California 90291, the principal amount of FIFTY THOUSAND DOLLARS ($50,000.00), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or such other form as shall be acceptable by the Payee in its sole and absolute discretion together with interest as set forth in Section 1 of this Note at such times and in such amounts as set forth in Section 2 of this Note, at Payee's address designated above or at such other place as the Payee shall have notified the Company in writing at least five (5) days before such payment is due.

                  This Note is one of a series of similar notes in the aggregate principal amount of up to $1.5 million (collectively referred to as the "Notes") issued pursuant to a Subscription Agreement between the Company and the Purchasers (as therein defined), dated as of March __, 1999 (the "Agreement"), a copy of which is available for inspection at the Company's principal office. This Note is entitled to the benefit of certain terms, conditions, covenants and agreements contained in the Agreement. Unless otherwise specifically provided herein to the contrary, capitalized terms used herein shall have the same meaning ascribed to such terms in the Agreement.
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         1.       Interest.

                  A. Except as otherwise provided in Section 1B hereof or in
Section 2 of the Agreement, interest on the principal amount hereof shall accrue at the rate of 12% per annum (the "Basic Rate") from the date hereof until paid in full.

                  B. If an Event of Default (as defined in the Agreement) shall have occurred and shall continue while this Note is outstanding, interest on the unpaid principal balance of this Note shall accrue at a rate equal to the lesser of (i) 18% or (ii) the maximum rate permitted by law (such rate is hereinafter referred to as the "Default Rate").

                  C. Interest as aforesaid shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

         2.       Payments.

                  A. Except as otherwise provided in Section 2.B hereof or
Section 2 of the Agreement, accrued interest on this Note shall be payable annually, in arrears, in immediately available funds, on the date which is the anniversary date hereof.

                  B. If the Election (as described in Section 2 of the Agreement) is made with respect to this Note, the entire principal balance of this Note, together with the accrued but unpaid interest thereon computed at the Basic Rate, shall be paid in 47 equal monthly installments commencing June 1, 2000.

                  C. If the Election is not made with respect to this Note and the Company does not complete a Qualified Financing (as defined in the Agreement), the entire then outstanding principal balance of this Note on or before March 31, 2001, together with the accrued but unpaid interest thereon computed at the Basic Rate, shall be paid in 35 equal monthly installments commencing June 1, 2001.

         3.       Maturity; Acceleration; Prepayment.

                  A. Except as otherwise provided in Section 3.B hereof, the entire unpaid principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable on April 1, 2004.

                  B. The entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, shall become immediately due and payable upon the occurrence of an Event of Default.

                  C. Upon thirty (30) days' prior written notice to Payee, the principal balance of this Note may be prepaid in whole or in part at any time without premium or penalty, provided, however, that, if an Election has not been made with respect to this Note, Payee may, within such thirty (30) day period, convert this Note pursuant to Section 4 hereof.

         4. Conversion. The principal amount of this Note and the accrued but unpaid interest thereon shall be convertible into shares of the Company's Common Stock upon the terms and conditions set forth in the Agreement.


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
         5. Security. This Note is an unsecured obligation of the Company.

         6. Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive holder of this Note, by its acceptance of this Note, likewise covenants and agrees (expressly for the benefit of the present and future holders of the Senior Debt, as hereinafter defined), that the payment of principal of, and interest on, this Note is hereby expressly subordinated, in right of payment to the prior payment in full of the principal of, premium (if any) and interest on, all Senior Debt of the Company and its subsidiaries whether outstanding on the date hereof or hereafter incurred or created. "Senior Debt" means, collectively, (a) all Indebtedness for Borrowed Money (and all renewals, extensions, refundings, amendments and modifications of any such Indebtedness for Borrowed Money) and (b) all payment obligations of the Company pursuant to any capitalized leases entered into by the Company after the date of this Note, unless by the terms of the instrument creating or evidencing any such indebtedness it is expressly provided that such indebtedness is not superior in right of payment to this Note. "Indebtedness for Borrowed Money" means (i) all payment obligations of the Company or any of its subsidiaries to any bank, insurance company, finance company or other institutional lender, in respect of extensions of credit to the Company (or to a wholly owned subsidiary of the Company to the extent such obligations are guaranteed by the Company pursuant to a written guarantee executed by the appropriate officers of the Company) and (ii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances, in each case issued for the account of the Company (other than such as may be for the benefit of an affiliate of the Company). The provisions of this Section 6 are not for the benefit of the Company, but are solely for the purpose of defining the relative rights of the holders of the Senior Debt on the one hand, and the holders of this Note, on the other hand. Nothing contained herein (i) shall impair, as between the Company and the holder of this Note, the obligations of the Company, which are absolute and unconditional, to pay to the holder hereof all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms hereof or (ii) is intended to or shall affect the relative rights of the holder of this Note and the creditors (other than the holders of the Senior
Debt) of the Company, or (iii) shall prevent the holder of this Note from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or Event of Default under this Note, all subject to the rights of the holders of the Senior Debt as set forth in these subordination provisions.

         7. Events of Default and Remedies. An Event of Default hereunder shall be the same as those described in Section 2.7(a) of the Agreement and the remedies available to the Payee shall be the same as those described in Section 2.7(b) of the Agreement.

         8. Miscellaneous.

                  A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the permitted successors and assigns of the Company and the Payee, respectively, whether so expressed or not. Any transferee or transferees of this Note, by their acceptance hereof, assume the obligations of the Payee in the Agreement with respect to the conditions and procedures for transfer of this Note.

                  B. Notices. All notices, requests, consents and demands shall be given or made, and shall become effective, in accordance with the Agreement.

                  C. Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York and any applicable laws of the United States of America


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
                  D. Enforceability. Maker acknowledges that this Note and Maker's obligations hereunder are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker evidenced hereby, unless otherwise expressly evidenced in a writing duly executed by the holder hereof.

                  E. Payment. If the date for any payment due hereunder would otherwise fall on a day which is not a Business Day, such payment or expiration date shall be extended to the next following Business Day with interest payable at the applicable rate specified herein during such extension. "Business Day" shall mean any day other than a Saturday, Sunday, or any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

                  F. Waiver and Set-off. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by Payee of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. The Payee, in addition to any other right available to it under applicable law, shall have the right, at its option, to immediately set off against this Note all monies owed by the Payee in any capacity to Maker, whether or not due, upon the occurrence of any Event of Default, even though such charge is made or entered on the books of Payee subsequent tot hose events.

                  G. Lost Documents. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (i) in the case of loss, theft or destruction, of indemnity satisfactory to it and (ii) in the case of mutilation, of surrender for cancellation of such Note, and, in any case, upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver in lieu of such Note a new Note of like tenor and principal amount and dated as of the original date of this Note.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                   AD-STAR SERVICES, INC.


                                   By:     _____________________________
                                   Name:   _____________________________
                                   Title:  _____________________________


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